UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

Blackstone / GSO Secured Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 31st Floor New York, NY		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On October 23, 2020, Blackstone / GSO Secured Lending Fund (the “Fund”) and U.S. Bank National Association (the “Trustee”) entered into a Supplemental Indenture (the “Second Supplemental Indenture”), which supplements that certain Base Indenture, dated as of July 15, 2020 (as may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with the Second Supplemental Indenture, the “Indenture”). The Second Supplemental Indenture relates to the Fund’s issuance of $500,000,000 aggregate principal amount of its 3.625% notes due 2026 (the “Notes”).

The Notes will mature on January 15, 2026 and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 3.625% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2021. The Notes are general unsecured obligations of the Fund that rank senior in right of payment to all of the Fund’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Fund, rank effectively junior to any of the Fund’s secured indebtedness (including unsecured indebtedness that the Fund later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Fund to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Fund is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Fund will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, filed as an exhibit hereto and incorporated by reference herein.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Notes Offering closed on October 23, 2020. The net proceeds to the Fund were approximately $490.4 million, after deducting the initial purchaser discount and estimated offering expenses. The Fund expects to use the net proceeds of the Notes Offering for general corporate purposes.

Registration Rights Agreement

In connection with the Notes Offering, the Fund entered into a Registration Rights Agreement, dated as of October 23, 2020 (the “Registration Rights Agreement”), with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and SMBC Nikko Securities America, Inc., as the representatives of the initial purchasers of the Notes. Pursuant to the Registration Rights Agreement, the Fund is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offer to exchange the Notes for new notes issued by the Fund that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund is not able to effect the exchange offer, the Fund will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

On or about October 23, 2020, the Fund delivered capital drawdown notices to its investors relating to the sale of approximately

4,625,673 common shares of beneficial interest, par value $0.001 per share (the “Shares”), for an aggregate offering price of approximately $115.4 million. The sale is expected to close on or around November 6, 2020.

The sale of Shares is being made pursuant to subscription agreements entered into by the Fund and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Shares up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 business days’ prior notice to investors (or such shorter notice period as agreed in the applicable investor’s subscription agreement).

The issuance of the Shares is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Fund relied, in part, upon representations from the investors in the subscription agreements that each investor was an accredited investor as defined in Regulation D under the Securities Act. The Fund did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Item 8.01.	Other Events.

The net asset value (“NAV”) per share of the Fund as of September 30, 2020, as approved by the Fund’s Board of Trustees, is $24.91.

As of October 27, 2020, the Fund had total capital commitments of approximately $3.9 billion, of which $2.6 billion had been called.

The Fund’s quarterly total return for the three months ended September 30, 2020 was 7.3%, bringing the annualized total return since November 20, 2018 to 7.6%. The Fund’s total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Fund’s dividend reinvestment plan) divided by the beginning NAV per share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of July 15, 2020, by and between the Fund and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Fund’s Current Report on 8-K, filed on July 17, 2020).

4.2	Second Supplemental Indenture, dated as of October 23, 2020, relating to the 3.625% Notes due 2026, by and between the Fund and U.S. Bank National Association, as trustee.

4.3	Form of 3.625% Notes due 2026 (incorporated by reference to Exhibit 4.2 hereto).

4.4	Registration Rights Agreement, dated as of October 23, 2020, by and among the Fund and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and SMBC Nikko Securities America, Inc., as the representatives of the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE / GSO SECURED LENDING FUND

Date: October 27, 2020	By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Chief Compliance Officer, Chief Legal Officer and Secretary